EXHIBIT 23.1

                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-_____) pertaining to the Pay-Fone System, Inc. 1981, 1983, 1987, 1990, and 1993 Incentive Stock Option Plans and Director Non-Qualified Stock Option Agreements of our reports dated July 1, 1994, with respect to the consolidated financial statements of Paychex, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



June 13, 1995                           /s/ Ernst & Young LLP
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